UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 14, 2014

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, the Board of Directors (the “Board”) of Arch Capital Group Ltd. (“ACGL”) appointed Louis J. Paglia and Eugene S. Sunshine to the Board.  There are no arrangements or understandings between either of these individuals and any other person pursuant to which either of them was selected to serve as a director.  No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

Such new directors were appointed to the classes of the Board indicated below:

Name	Class*
Louis J. Paglia	Class I
Eugene S. Sunshine	Class III

* The terms for the Class I and Class III directors expire in 2017 and 2016, respectively.

On July 14, 2014, ACGL issued a press release announcing the matters described herein.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01                                  Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated July 14, 2014 announcing the matters described in Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: July 14, 2014	By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups